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                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of September 1, 2000, by and between Paul Y. Song (the "Buyer"), Aris Corporation, a Washington corporation (the "Seller"), and Noetix Corporation, a Washington corporation (the "Target"). The Buyer, the Seller and the Target are referred to collectively herein as the "Parties."

        The Seller owns 6,500,000 shares of common stock of the Target, which constitutes all of the outstanding capital stock of the Target.

        The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, 5,500,000 shares of common stock of the Target under the terms and conditions contained in this Agreement.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1. Definitions.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

        "Buyer" has the meaning set forth in the preface above.

        "Closing" has the meaning set forth in Section 2(e) below.

        "Closing Date" has the meaning set forth in Section 2(e) below.

        "Closing Date Balance Sheet" has the meaning set forth in Section 2(d) below.

        "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

        "Consulting Business" means the business of developing or providing consulting packaged applications or custom developed consulting applications, including interactive e-commerce applications.

        "Employees" means those employees of the Seller set forth on Schedule 1.


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        "Indemnified Party" has the meaning set forth in Section 7(d) below.

        "Indemnifying Party" has the meaning set forth in Section 7(d) below.

        "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), results or operations or prospects of Target.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Parties" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Proprietary Rights" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, provisional applications, utility applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights, including without limitation, unregistered and common law copyrights, and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software and hardware, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other intellectual property rights, (H) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (I) copies and tangible embodiments thereof and all technical information relating thereto, whether written, on computer disks, tapes or other storage media or mental impressions, including any and all drawings, blueprints, lists of materials, patterns, molds, records, documents, specifications, diagrams, formulae, product design standards, models, prototypes, product information literature, computer programs, data compilations, project files, test development files, reference lists, installation lists, notebooks, memoranda, notes, and any other materials that embody, contain, or reflect any of the foregoing, anywhere in the world.

        "Restricted Activity" means (i) with respect to Target's obligation not to compete, the Consulting Business and the delivery of consulting services to any current, as of the date of this Agreement, or historic customer of Seller, and (ii) with respect to Seller's obligation not to compete, the Software Business.


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        "Restricted Territory" means anywhere in the world where, with respect to Target's obligation not to compete, Seller is actively engaged in the Consulting Business and, with respect to Seller's obligation not to compete, Target is actively engaged in the Software Business.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Seller" has the meaning set forth in the preface above.

        "Seller Stock Price" means the closing price for Seller's common stock, no par value, on the trading day immediately preceding the Closing Date.

        "Software Business" means the business of developing, marketing and selling packaged software in business intelligence, which includes reporting, data analysis, decision support and data delivery.

        "Target" has the meaning set forth in the preface above.

        "Target Share" means any share of the common stock, without par value, of the Target.

        "Third Party Claim" has the meaning set forth in Section 7(d) below.

        "Warrant" has the meaning set forth in Section 2(c) below.

        2. Purchase and Sale of Target Shares.

             (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, five million five hundred thousand (5,500,000) Target Shares for the consideration specified below in this Section 2.

             (b) Purchase Price. The Buyer agrees to cause to be delivered to the Seller at the Closing, that number of shares of the Seller's common stock, no par value, which is equal to one million dollars ($1,000,000) divided by the Seller Stock Price (rounded down to the next whole number).

             (c) Pre-Closing Actions by Target. Immediately prior to the Closing, the Seller will cause the Target to: (i) issue the Seller a seven-year warrant (the "Warrant") to purchase three million five hundred thousand (3,500,000) Target Shares for an aggregate exercise price of two hundred thousand dollars ($200,000) in the form of


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Exhibit 2(c)(1) attached hereto; (ii) amend and restate Target's articles of incorporation in the form attached hereto as Exhibit 2(c)(2); (iii) effectuate a 64,999 for 1 stock dividend; (iv) own the fixed assets set forth on Schedule 2.1 and the assets in the amounts for each line item listed on Schedule 2.2 hereto, which amounts shall be adjusted between the date thereof (July 31, 2000) and the Closing Date through the normal course of business; (v) adopt a 2000 Stock Plan in the form attached hereto as Exhibit 2(c)(3) with a pool of 2,000,000 Target Shares available for grant; (vi) assign to the Seller all of the Target's accounts receivable; and (vii) retain an amount of cash equal to all current liabilities as of the Closing Date, less $300,000 and deliver to the Seller all cash balances held in any of the Target's accounts in excess thereof.

             (d) Post-Closing Adjustments. Within thirty (30) days of the Closing Date, Seller will produce, and will pay and satisfy, either directly or by payment to Target, all liabilities of Target as of the Closing Date, with the effect that the Target's balance sheet on the Closing Date (the "Closing Date Balance Sheet") shall reflect (i) the value of the assets, or line items of assets, shown on Schedules 2.1 and 2.2 plus (ii) cash in an amount equal to the sum of all current liabilities, accrued liabilities and deferred revenue, less three hundred thousand dollars ($300,000).

             (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Van Valkenberg Furber Law Group, P.L.L.C., 1325 Fourth Avenue, Suite 1200, Seattle, Washington, commencing at 10:00 a.m. local time on September 1, 2000 or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

             (f) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Seller shall cause the Target to deliver to the Buyer or at the Buyer's direction, one or more stock certificates representing, in aggregate, five million five hundred thousand (5,500,000) Target Shares, and (iv) the Buyer will deliver to the Seller confirmation satisfactory to the Seller that the Buyer has initiated transfer of the consideration specified in Section 2(b) above.

        3. Representations and Warranties Concerning the Transaction.

             (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                    (i) Organization of the Seller. The Seller is a corporation, duly organized and validly existing under the laws of the State of Washington. The Target is a corporation duly incorporated and validly existing under the laws of the State of Washington, and has all corporate powers and all governmental licenses,


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        authorizations, consents and approvals required to carry on its business as now conducted. The Target is duly qualified to do business as a foreign corporation and is in good standing in the State of Oregon. The Target has a branch duly organized and operating in the United Kingdom.

                    (ii) Authorization of Transaction. The Seller has full power and authority (including, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Neither Seller nor Target need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or Target is subject or any provision of its articles of incorporation or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or Target is a party or by which either is bound or to which any of his or its assets is subject.

                    (iv) Capitalization. The authorized capital stock of the Target consists of 40,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. There are 6,500,000 shares of common stock issued and outstanding. All such outstanding shares of capital stock of the Target have been duly authorized and validly issued and are fully paid and are owned by Seller, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither Seller nor Target is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). Neither the Seller nor the Target is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

                    (v) Intellectual Property. The Target owns or has the right to use all of Target's Proprietary Rights, including the marks listed on
        Schedule 3, used in the operation of the Target's business as it is currently conducted. To the Seller's and Target's knowledge, Target is the owner of all right, title, and interest in and to each of such Proprietary Rights, including the marks listed on Schedule


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        3, free and clear of all liens, security interests, charges, encumbrances, and other claims, and has the right to use without payment to a third party all of such Proprietary Rights. With respect to each item of Target's Proprietary Rights licensed to Target, the same are in full force and effect, there has not been any material default in any obligation to be performed by the Target thereunder, and the Target has not waived or released any material right thereunder.

                    Target has had a terminable right and license to use the term "ARIS" and other Seller marks (including without limitation, the "swoosh" design, but not including any of Target's Proprietary Rights) (collectively, "Licensed Seller Marks") in and for its corporate name, trademarks, and service marks, as a subsidiary company of Seller. Seller owns the term "ARIS" as a registered and protected trademark and service mark, throughout the world, and owns all rights in all other Licensed Seller Marks. As of the six-month anniversary of Closing Date, Seller terminates Target's license to use the Licensed Seller Marks, and Target shall have no further rights to use these marks in its corporate name, trademarks, service marks, advertising and promotional materials, or on product labels or packaging, or in any other manner, or to use any confusingly similar term hereafter. Notwithstanding the foregoing, Target shall have the right, for six months after the Closing Date, to sell off products with labels or identifying material using the corporate name "ARIS Software, Inc." and any licensed design, and to distribute remaining inventories of advertising, marketing and product materials containing the name "ARIS Software, Inc." and any licensed design, provided that there is no actual consumer confusion by Target's continued use of this term, and provided that Target does not create or produce new products or other materials containing the Licensed Seller Marks.

                    (vi) Taxes. All Tax Returns required to have been filed by or with respect to Target or any affiliated, consolidated or similar group of which Target is or was a member ("Seller Group") have been duly and timely filed (including any extensions). All Taxes due and payable by Target or any member of Seller Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, through the Closing Date, have been paid or accrued on the Balance Sheet. Target has incurred no material liability for Taxes in the period after the Balance Sheet. The unpaid Taxes of Target do not exceed by any material amount the reserve for liability for Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet and (ii) such reserves, as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Target, will be adequate for payment of all unpaid taxes in respect of the period ending on or before the Closing Date. Target has no liability for the Taxes of any person other than Target (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law),
        (ii) as a transferee or successor, or (iii) by contract or otherwise. "Tax" means any income, sales, use, ad valorem, business license, franchise, withholding, payroll, employment, excise,


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        stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee, or other similar tax or other like assessment or charge of similar kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign). "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax. "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

                    (vii) Balance Sheet. The Closing Date Balance Sheet fairly presents in all material respects the financial position of the Target as of its date in accordance with generally accepted accounting principles consistently applied except as otherwise stated therein and for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

                    (viii) Brokers' Fees. Neither Seller nor Target has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

             (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                    (i) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any


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        party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                    (iii) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                    (iv) Investment. The Buyer is not acquiring the Target Shares with an intent to distribute or sell within the meaning of the Securities Act.

                    (v) Knowledge of the Target. The Buyer is familiar with the Target and has been actively involved in the management of the Target.

             (c) Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 3, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Target.

        4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

             (a) General. Each of the Parties will use reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

             (b) Notices and Consents. Each of the Parties will (and the Seller will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii) and Section 3(b)(ii) above.

             (c) Operation of Business. Except as required by Section 2(c), the Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business the primary purpose or effect of which will be to generate or preserve cash.

             (d) Full Access. The Seller will permit, and the Seller will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Buyer will treat and hold as such any Confidential Information it receives from the Seller or the Target in the course of the


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reviews contemplated by this Section 4(d), will not use any of the Confidential
Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller or the Target all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

             (e) Notice of Developments. The Seller shall promptly notify the Buyer of any development causing a breach of any of the representations and warranties in Section 3 above and shall use its reasonable efforts to promptly cure such breach. Unless the Buyer has the right to terminate this Agreement pursuant to Section 8(a)(ii) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 8(a)(ii) below, then if the Seller is unable to cure the breach through its reasonable efforts, the written notice pursuant to this Section 4(e)(i) will be deemed to have qualified the representations and warranties contained in Section 3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development; provided, however, such notice will not be deemed to have qualified or cured any such representation, warranty or misrepresentation if the development is caused by or within the control of Seller.

             (f) Exclusivity. The Seller will not (and the Seller will not cause or permit the Target to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Seller, the Target and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

             (g) Employee Transition. Prior to Closing, Seller shall, and shall cause Target to, use its best efforts to transfer each of the Employees from Seller to the Target (or ASI (UK) Ltd. with respect to Employees located in the United Kingdom or working for Aris (UK) Ltd.). Such transfers shall be effected in a manner that will not (i) impair any Employee's H-1 visa or the processing of such Employees' "green card" applications or (ii) interfere with the business activities of Target. In the event any Employee cannot be transferred from the employment of the Seller to the employment of the Target or ASI (UK), Ltd., the Seller and the Target, or ASI (UK), Ltd., as applicable, shall enter into an Employee Lease Agreement substantially in the form attached hereto as Exhibit 4(g) under the terms of which Target will lease such Employee from the Seller and reimburse Seller for its actual costs incurred by Seller with respect to such Employee, including salary, taxes and allocated benefits.

        5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

             (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will


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take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below), including, but not limited to, the provision to the Target of all contracts, employee files and data, corporate records of the Target, historical financial information of the Target and other information as reasonably requested, or copies of such information used by the Target in paper or electronically. The Target shall bear the cost of any software necessary to display, extract or analyse the data and any license or maintenance fee associated with that software.

             (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 7 below).

             (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing.

             (d) Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, neither of the Target nor the Seller (other than through the Target) will engage directly or indirectly anywhere in the Restricted Territory in any Restricted Activity; provided, however, that the Target may provide consulting services relating to the implementation, enhancement, integration or customization of the Target's software products. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             (e) Non-Solicitation. For a period of two (2) years from and after the Closing Date, neither the Target nor the Seller will directly or through others (including the Target) recruit, solicit or induce in any way any employee, advisor or consultant of the other (each a "Solicited Person") to terminate his or her relationship with such Party,


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without the prior written consent of the other Party. For purposes of this
Section 5(e), each of the Employees will be deemed to be an employee of the Target. In the event of a material breach of this Section 5(e) and such Solicited Person actually terminates his relationship with the non-breaching Party, the sole remedy of the non-breaching Party with respect to each Solicited Person shall be to receive payment from the breaching Party of an amount equal to one-half of the annualized cash compensation paid to the Solicited Person as determined based upon the compensation of such Solicited Person over the six month period (or such shorter period of time such person shall have maintained such relationship with the non-breaching Party) immediately preceding such termination.

             (f) Employee Transition. Notwithstanding the Employee Lease Agreement, the Parties shall each use their reasonable efforts to transfer as soon as practicable the Employees from the Seller to the Target and in a manner that will not impair any Employee's H-1 visa or the processing of such Employees' "green card" applications.

             (g) Use of the Target's Products. At all times after Closing, and forever thereafter, the Target shall provide the Seller an unlimited, cost free, right to use for internal purposes only all products listed on attached Schedule 4 and all other products developed during the three (3) year period following the Closing, by the Target, or any successor thereto, including licenses and upgrades during such three (3) year period, but excluding maintenance, support or consulting services. Seller shall not lease, rent, assign or transfer, by operation of law, sublicense or otherwise, any of the products or rights granted under this Section 5(g).

             (h) Licenses Sold Prior to Close. Seller shall indemnify, defend and hold harmless Target and be primarily liable for any license sold and invoiced, by or on behalf of Target, prior to Closing and returned for any reason within one year.

                    (i) Target's United Kingdom Operations. At the Seller's sole expense and liability, the Seller shall take such actions as necessary to promptly cause Target's branch in the United Kingdom to be in good standing or otherwise qualified to do business in the United Kingdom (or the equivalent of such requirement). Target shall use its reasonable efforts to assist Seller in causing the branch to be in good standing or so qualified.

        6. Conditions to Obligation to Close.

             (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in Section 3(a) above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Seller shall have performed and complied with all of its covenants hereunder through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                    (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
        Section 6(a)(i) - (iii) is satisfied in all respects;

                    (v) the Seller shall have executed and delivered a Services Agreement by and between the Target and the Seller substantially in the form attached hereto as Exhibit 6(a)(1);

                    (vi) the Target shall continue to perform its obligations under its sublease agreement with respect to the offices of the Target located at 15201 NW Greenbrier Parkway, Suite A-1, Beaverton, Oregon 97006;

                    (vii) the Seller and the Target shall have executed and delivered a lease, in form reasonably acceptable to Buyer, with respect to the second floor offices of the Target located at 2229 112th Avenue NE, Bellevue, Washington 98004;

                    (viii) the Target shall have executed and delivered a Facilities and Services Agreement, by and between the Target and Seller, with respect to the offices of the Target located at Wolsey Hall, 66 Banbury Road, Oxford OX2 6PR, England in substantially the form attached hereto as Exhibit 6(a)(2); and

                    (ix) the Seller and the Target shall have executed and delivered a Shareholders Agreement in substantially the form attached hereto as Exhibit 6(a)(3).

        The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

             (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                    (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in
        Section 6(b)(i)-(iii) is satisfied in all respects;

                    (v) the Buyer shall have executed and delivered to his stock transfer agent irrevocable instructions to transfer that number of shares of Seller's common stock calculated under Section 2(b) to Seller.

                    (vi) the Seller shall have received an opinion from Ragan MacKenzie Incorporated as to the fairness of the transaction to the shareholders of the Seller from a financial point of view, which opinion shall be reasonably satisfactory to the Buyer in form and substance;

                    (vii) the Target shall continue to perform its obligations under its sublease agreement with respect to the offices of the Target located at 15201 NW Greenbrier Parkway, Suite A-1, Beaverton, Oregon 97006;

                    (viii) the Seller and the Target shall have executed and delivered a lease, with respect to the second floor of the Target located at 2229 112th Avenue NE, Bellevue, Washington 98004;

                    (ix) the Target shall have executed and delivered a Facilities and Services Agreement, by and between the Target and Seller, with respect to the offices of the Target located at Wolsey Hall, 66 Banbury Road, Oxford OX2 6PR, England in substantially the form attached hereto as Exhibit 6(a)(2); and

                    (x) the Buyer and the Target shall have executed and delivered a Shareholders Agreement in substantially the form attached hereto as Exhibit 6(a)(3).

        The Seller may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

        7. Remedies for Breaches of This Agreement.

             (a) Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the Parties contained in Sections 3 and 5 above shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter; provided, however, that the covenants set forth in Sections 5(e), (g) and (h) shall survive the Closing and continue in full force and effect for the periods listed in such section.

             (b) Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 7(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 9(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Seller contained in
Section 3 above (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of $10,000 in the aggregate (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a $1,000,000 aggregate ceiling (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences).

             (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of his representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 7(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 9(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that the Buyer shall not have any obligation to indemnify the Seller from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Buyer contained in
Section 3 above (A) until the Seller has suffered Adverse Consequences by reason of all such breaches in excess of $10,000 in the aggregate (at which point the Buyer will be obligated to indemnify the Seller from and against all such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Seller has suffered by reason of all such breaches exceeds a $1,000,000 aggregate ceiling (after which point the Buyer will have no obligation to indemnify the Seller from and against further such Adverse Consequences).

             (d) Matters Involving Third Parties.

                    (i) If any third party shall notify either Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

                    (ii) Upon written notice to the Indemnified Party meeting the requirements of this paragraph (ii), an Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. The notice required by this paragraph (ii) shall contain the certification by the Indemnifying Party to the effect that he or it will indemnify, defend and hold harmless the Indemnified Party from all damages, costs and expenses incurred by the Indemnified Party with respect to the Third Party Claim.

                    (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

                    (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably), unless an Indemnifying Party has not given the notice required by Section 7(d)(ii), above, on the earlier of (A) thirty (30) days following the delivery of notice of the Third Party Claim to the Indemnifying Parties or (B) the time at which the Indemnified Party consents to the entry of any judgment or enters into any settlement with respect to the Third Party Claim.

             (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 7.

             (f) Exclusive Remedy. Except as otherwise provided in this Agreement, the Buyer and the Seller acknowledge and agree that the foregoing indemnification provisions in this Section 7 shall be the exclusive remedy of the Buyer and the Seller with respect to the transactions contemplated by this Agreement.

             8. Termination.

             (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                    (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous 10 business days given the Buyer any notice pursuant to Section 4(e)(i) above and (B) the development that is the subject of the notice has had or the Buyer reasonably believes will have a Material Adverse Effect or will materially affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

                    (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 business days after the notice of breach or (B) if the Closing shall not have occurred on or before September 1, 2000, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                    (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 business days after the notice of breach, (B) if the Closing shall not have occurred on or before September 1, 2000, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) the Seller's Board of Directors has determined in the good faith exercise of its fiduciary duty that transactions contemplated by this Agreement are not in the best interest of the Seller or its shareholders.

             (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 4(d) above shall survive termination.

        9. Miscellaneous.

             (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

             (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

             (c) Entire Agreement. This Agreement (including the documents and agreements referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

             (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

             (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Seller:       President
                                       Aris Corporation
                                       2229 112th Avenue NE
                                       Bellevue, Washington 98004

                                       With copy to:

                                       Bradley B. Furber
                                       Van Valkenberg Furber Law Group P.L.L.C.
                                       1325 4th Avenue, Suite 1200
                                       Seattle, Washington 98101


               If to the Buyer:        Paul Y. Song
                                       Noetix Corporation
                                       2229 112th Avenue NE, Suite 200
                                       Bellevue, Washington 98004



                                       With copy to:

                                       Laurie Smiley
                                       Stoel Rives LLP
                                       One Union Square
                                       600 University St, Ste. 3600
                                       Seattle, Washington 98101

        Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

             (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

             (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             (k) Expenses. Each of the Parties hereto will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

             (l) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of
Section 5(d) by the other Party, that Section 5(d) shall be specifically enforceable, and that any breach or threatened breach of Section 5(d) shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

             (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

             (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



        BUYER:                          /s/ Paul Y. Song
                                       ------------------------------------
                                       PAUL Y. SONG



        SELLER:                        ARIS CORPORATION,
                                       a Washington corporation


                                       By:   /s/ Kendall Kunz
                                          ---------------------------------
                                             Kendall Kunz, President and
                                             Chief Executive Officer


        TARGET:                        NOETIX CORPORATION,
                                       a Washington corporation

                                       By:   /s/ Kendall Kunz
                                          ---------------------------------

                                       Its:   President
                                           --------------------------------